Exhibit 99.1

News Release

Company Contacts:
Joy Leo, Chief Administration Officer and Acting CFO	Sonia Segovia, IR Coordinator
PDF Solutions, Inc.	PDF Solutions, Inc.
Tel: (408) 938-6477	Tel: (408) 938-6491
Email: joy.leo@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports

First Fiscal Quarter of 2010 Results

SAN JOSE, Calif.—April 22, 2010—PDF Solutions, Inc. (NASDAQ: PDFS) the leading provider of yield improvement technologies and services for the integrated circuit (IC) manufacturing process life cycle, today announced financial results for its first fiscal quarter ended March 31, 2010.

Total revenues for the first fiscal quarter of 2010 totaled $15.3 million, up 3% from $14.8 million for the fourth fiscal quarter of 2009 and up 50% when compared with total revenues of $10.2 million for the first fiscal quarter of 2009.  Gainshare performance incentives revenues for the first fiscal quarter of 2010 totaled $4.8 million, down 14% from $5.6 million for the fourth fiscal quarter of 2009 and up 102% when compared to gainshare performance incentives revenues of $2.4 million for the first fiscal quarter of 2009.

Net loss for the first fiscal quarter of 2010 was $296,000, or $0.01 per basic and diluted share, compared to net loss of $701,000, or $0.03 per basic and diluted share for the fourth fiscal quarter of 2009, and net loss of $7.3 million, or $0.28 per basic and diluted share, for the first fiscal quarter of 2009.

In addition to using GAAP results in evaluating PDF Solutions’ business, PDF Solutions’ management also believes it is useful to measure results using a non-GAAP measure of net loss, excluding stock-based compensation expenses, amortization of acquired technology and intangible assets, restructuring charges, and their related income tax effects, as applicable.  Using this non-GAAP measure, the non-GAAP net income for the first fiscal quarter of 2010 totaled $1.7 million, or $0.06 per diluted share, compared to non-GAAP net income of $1.4 million, or $0.05 per diluted share, for the fourth fiscal quarter of 2009, and a non-GAAP net loss of $5.1 million, or $0.20 per diluted share, for the first fiscal quarter of 2009.

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 3:00 p.m. Pacific Time/6:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://ir.pdf.com/events.cfm. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call.  A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/news_archive.phtml following the date of this release.

~more~

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of stock-based compensation expenses, amortization of acquired technology and intangible assets, restructuring charges, and their related income tax effects, as applicable.  PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF’s operating results.  These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance.  PDF Solutions’ management believes that excluding the effects of stock-based compensation expenses, amortization of acquired technology and intangible assets, restructuring charges, and their related income tax effects, as applicable, provides a useful supplemental measure of the company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of restructuring charges) nor do they have use with regards to the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies.  In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity.  Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management.  A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures is provided at the end of the company’s financial statements presented below.

About PDF Solutions

PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process life cycle.  PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations.  PDF Solutions’ Characterization Vehicle® (CV®) test chips provide the core modeling capabilities, and are used by more leading manufacturers than any other test chips in the industry.  PDF Solutions’ industry leading yield management system software, dataPOWER®, and fault detection and classification software, mæstria®, enhance yield improvement and production control activities at leading fabs around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in China, Europe, Japan, Korea, Singapore, and Taiwan. For the company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, CV, dataPOWER, mæstria, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries.

~more~

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	March 31, 2010	December 31, 2009

ASSETS
Current assets:
Cash and cash equivalents	$34,899	$34,899
Accounts receivable, net	19,010	19,809
Prepaid expenses and other current assets	3,438	3,029
Total current assets	57,347	57,737
Property and equipment, net	1,297	1,573
Non-current investments	718	718
Intangible assets, net	2,505	2,954
Other non-current assets	740	495
Total assets	$62,607	$63,477

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$108	$115
Accounts payable	1,055	959
Accrued compensation and related benefits	3,565	4,438
Taxes payable and other accrued liabilities	2,946	3,502
Deferred revenues	1,791	1,584
Billings in excess of recognized revenues	1,450	1,953
Total current liabilities	10,915	12,551
Long-term debt	82	117
Long-term income taxes payable	3,035	3,218
Other non-current liabilities	1,636	1,704
Total liabilities	15,668	17,590

Stockholders’ equity:
Common stock	4	4
Additional paid-in-capital	195,996	194,081
Treasury stock at cost	(18,988)	(18,715)
Accumulated deficit	(130,407)	(130,111)
Accumulated other comprehensive income	334	628
Total stockholders’ equity	46,939	45,887
Total liabilities and stockholders’ equity	$62,607	$63,477

~more~

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009

Revenues:
Design-to-silicon-yield solutions	$10,417	$7,794
Gainshare performance incentives	4,835	2,396
Total revenues	15,252	10,190

Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions	6,322	6,290
Amortization of acquired technology	359	359
Total cost of design-to-silicon-yield solutions	6,681	6,649
Gross profit	8,571	3,541

Operating expenses:
Research and development	3,962	5,789
Selling, general and administrative	4,579	4,413
Amortization of other acquired intangible assets	86	87
Restructuring charges	1	633
Total operating expenses	8,628	10,922

Loss from operations	(57)	(7,381)
Interest and other income, net	262	324
Income (loss) before income taxes	205	(7,057)
Income tax provision	501	264
Net loss	$(296)	$(7,321)

Net loss per share — basic and diluted	$(0.01)	$(0.28)
Weighted average common shares — basic and diluted	26,929	26,092

~more~

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS) (UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009

GAAP net loss	$(296)	$(7,321)
Stock-based compensation expense — cost of design-to-silicon-yield solutions	602	389
Stock-based compensation expense — research and development	347	348
Stock-based compensation expense — selling, general and administrative	556	399
Amortization of acquired technology	359	359
Amortization of other acquired intangible assets	86	87
Restructuring charges	1	633
Non-GAAP net income (loss)	$1,655	$(5,106)

GAAP net loss per basic and diluted share	$(0.01)	$(0.28)
Non-GAAP net income (loss) per diluted share	$0.06	$(0.20)
Shares used in computing diluted non-GAAP measure of net income (loss) per share	27,641	26,092

~###~